Exhibit 10.5.4

Form of Amended and Restated Equity Pledge Agreement

This Amended and Restated Equity Pledge Agreement (this “Agreement”) has been executed by and among the following parties on [      ] in Hong Kong:

Pledgor A:	Yu Dong
Nationality:	China
ID Card No.:
Address:	No.1, Floor 10, Building 14, East Bridge Road, Chaoyang District, Beijing

Pledgor B:	[ ]
Nationality:
ID Card No.:
Address:

Pledgor C:	[ ]
Nationality:
ID Card No.:
Address:

Pledgee:	Beijing Bona New World Media Technology Co., Ltd.
Address:

Pledgor A, Pledgor B, and Pledgor C shall be collectively referred to as the “Pledgors”; the parties hereinabove shall be referred to as the “Parties” collectively and a “Party” respectively.

Whereas:

1.              Pledgor A holds [     ]% of the equity interest in [Affiliated Consolidated Entity]; Pledgor B holds/obtained through assignment on [DATE] [     ]% of the equity interest in [Affiliated Consolidated Entity]; and Pledgor C holds/obtained through assignment on [DATE] [     ]% of the equity interest in [Affiliated Consolidated Entity]. [Affiliated Consolidated Entity] is a company registered in Beijing, engaging in the business of [     ].

2.              Pledgee is a wholly foreign-owned limited liability company registered in Beijing, the business scope of which includes researching and developing management software of film distribution, providing technical service / technical consultation /

technical training and technology transfer, marketing self-developed products, providing business information consultation / investment advisory / management consultation. Pledgee and [Affiliated Consolidated Entity], of which the equity interests are held by Pledgors, have executed an Exclusive Technical Support and Advisory Service Agreement (including any and all amendments to it, hereinafter collectively referred as the “Service Agreement”) on [DATE].

3.              To ensure that Pledgors fully perform their obligations under the Service Agreement, and that Pledgee can normally obtain the service fees thereunder, subject to the terms and conditions of this Agreement, Pledgors hereby pledge to Pledgee all of the equity interests they hold respectively in [Affiliated Consolidated Entity] as security for all liabilities [Affiliated Consolidated Entity] owes to Pledgee under the Service Agreement.

4.              [Pledgor A, Pledgor B and Pledgee have on July 6, 2009 executed “Amended Equity Interest Pledge Agreement” (the “Original Agreement”).]

5.              [Parties hereby agree to execute this Agreement to amend certain provisions in the Original Agreement, and this Agreement shall supersede and replace the Original Agreement upon execution.]

Pledgors and Pledgee have mutually agreed to execute this Agreement upon the following terms.

1.                      Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1                     Pledge: shall refer to all contents set forth in Article 2 of this Agreement.

1.2                     Equity Interest: shall refer to the [     ]% equity interests lawfully held by Pledgors in [Affiliated Consolidated Entity].

1.3                     Pledged Object: shall refer to the equity interests pledged to Pledgee by Pledgors under this Agreement and all dividends deriving from the same.

1.4                     Pledged Liability: shall refer to all liabilities [Affiliated Consolidated Entity] owes to Pledgee, including service fees, interests, damages, compensation, costs for enforcement of liabilities, the direct losses Pledgee suffers which are incurred by default of [Affiliated Consolidated Entity] and all other due expenses.

1.5                     Term of Pledge: shall refer to the term set forth in Section 4.1 of this Agreement.

1.6                     Event of Default: shall refer to any of the circumstances set forth in Article

9 of this Agreement.

1.7                     Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.          Pledge

2.1                     Pledgors hereby pledge to Pledgee all equity interests they hold in [Affiliated Consolidated Entity] as collateral security for the performance of Pledged liabilities. The Pledge shall refer to the right of prior compensation which Pledgee enjoys to the amount deriving from conversion into money / auction / sale of the equity interests which are pledged to Pledgee by Pledgors. The effect of the Pledge shall extend to the dividends deriving from equity interests during term of this Agreement.

3.          Scope of the Pledge

3.1                     Scope of the Pledge under this Agreement shall include all pledged liabilities, including service fees incurred by Service Agreement, interests, damages, compensation, costs for enforcement of liabilities, the direct losses Pledgee suffers which are incurred by default of [Affiliated Consolidated Entity] and all other due expenses.

4.          Term of Pledge and Registration

4.1                     This Agreement shall become effective on such date when the Pledged Object contemplated herein has been registered with the Shareholders’ Register of [Affiliated Consolidated Entity]. The Pledge shall be continuously valid during the valid period of the Service Agreement (in case the valid period of the Service Agreement extends, the valid period of the Pledge shall extend accordingly). Pledgors shall be under the obligation of urging [Affiliated Consolidated Entity] to register the Pledged Object under this Agreement with the Shareholders’ Register of [Affiliated Consolidated Entity] within 3 working days following the execution of this Agreement.

4.2                     [Pledgors and Pledgee shall submit to the local Administration of Industry and Commerce of the place where [Affiliated Consolidated Entity] registered for registration of an equity interest pledge, and the Pledge shall become effective on such date the Pledge is registered with the abovementioned authority.]

4.3                     In case any registered matter of the Pledge changes, and such change should be submitted for change of registration, Pledgors and Pledgee shall submit to the Administration of Industry and Commerce for change of registration within 10 working days accordingly following the occurrence of such changes.

5.          Custody of Records for Equity Interest subject to Pledge

Pledgors shall deliver to Pledgee’s custody the capital contribution certificate for the equity interests and the shareholders’ register of [Affiliated Consolidated Entity] within seven (7) working days from the execution of this Agreement.

6.          Representations and Warranties of Pledgors

6.1                     Pledgors are / Pledgor A is the lawful and complete owner of [•]% of the equity interests of [Affiliated Consolidated Entity] ; [Pledgor B is the lawful and complete owner of [•]% of the equity interests of [Affiliated Consolidated Entity]]; [Pledgor C is the lawful and complete owner of [•]% of the equity interests of [Affiliated Consolidated Entity]]; and Pledgors shall have the right to pledge the equity interests they hold to Pledgee according to this Agreement.

6.2                     Pledgors are fully aware of the content of the Service Agreement, the execution and performance of this Agreement is on voluntary basis, and the entire declarations of intention are true. The signature of the authorized representative (if any) shall be lawfully authorized.

6.3                     All documents, materials, reports and certificates provided by Pledgors to Pledgee shall be accurate, true, complete and effective.

6.4                     At any time, once the Pledgee exercises the Pledgee’s right to the Pledge according to this Agreement, it shall not be interfered by any other party.

6.5                     Pledgee shall have the right to dispose of and transfer the Pledge in accordance with the provisions set forth in this Agreement.

6.6                     Except for the Pledge in accordance with this Agreement, Pledgors have not placed any other encumbrance on the Equity Interest.

7.          Covenants of Pledgors

7.1                     Pledgors hereby covenant to the Pledgee for the benefit of the Pledgee, that during the term of this Agreement, Pledgors shall:

7.1.1                   except for transferring to Bona International Film Group Limited or any institution or person designated by it [in accordance with the “Amended Equity Voting Rights Authorization and Equity Option Agreement” dated March 9, 2010,] or among Pledgors without affecting the validity of the Pledge (provided that assignor shall notify the Pledgee in advance), without the prior written consent from the Pledgee, not transfer the equity interests, place or permit the existence of any security interest or other encumbrance which may affect the Pledgee’s right or interest, or cause the board of directors of [Affiliated Consolidated Entity] to make any resolution which relates to the sale / assignment / pledge or disposal of any lawful usufruct on equity interests in any other means or permits to set any other encumbrance on such equity interests.

7.1.2                   comply with the provisions of all laws and regulations applicable to the pledge of rights, and on receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall promptly present the aforementioned notice, order or recommendation to the Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon the Pledgee’s reasonable request or upon consent of the Pledgee;

7.1.3                   promptly notify the Pledgee of any event or notice received by Pledgors that may have an impact on the Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgors that may have an impact on any warranties and other obligations of Pledgors arising out of this Agreement.

7.2                     Pledgors agree that the rights acquired by the Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgors or any heirs or representatives of Pledgors or any other persons through any legal proceedings.

7.3                     To protect or perfect the security interest granted by this Agreement for payment of the Pledged Liability, Pledgors hereby undertake to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by the Pledgee. Pledgors undertake to perform and to cause other parties who have an interest in the Pledge to perform actions required by the Pledgee, to facilitate the exercise by the Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of the Equity Interest with the Pledgee or designee(s) of the Pledgee (natural persons/legal persons). Pledgors undertake to provide the Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by the Pledgee. Pledgors also undertake to obey and perform all warranties, promises, agreements, presentations and conditions. In case Pledgors fail or partly fail to perform their warranties, promises, agreements, representations and conditions, Pledgors shall compensate to the Pledgee for all direct losses suffered thereby.

8.          Event of Breach

8.1                    The following circumstances shall be deemed an Event of Default:

8.1.1                  [Affiliated Consolidated Entity], of which the equity interests are held by Pledgors, fails to fully and timely fulfill any liabilities, and the time of delay exceeds 3 months;

8.1.2                  any representation or warranty made by Pledgors in Article 6 of this Agreement is of substantial misrepresentation or mistake, and/or

Pledgors violate warranties set forth in Article 6;

8.1.3                  Pledgors violate promises set forth in Article 7 of this Agreement;

8.1.4                  (except as permitted by this Agreement), Pledgors transfer or purport to transfer or abandon the Pledged Object or any part of it without the written consent of the Pledgee;

8.1.5                  any loan, encumbrance, compensation, promise or any other liability of Pledgors themselves to any party: (1) is required to repay or perform beforehand due to material breach, or (2) has been due but cannot be paid or performed on time, and thus cause substantial influence on Pledgors’ capability of performing the obligations under this Agreement;

8.1.6                  Pledgors cannot repay any other substantial liability;

8.1.7                  due to enactment of relevant laws, this Agreement becomes illegal, or Pledgors cannot proceed to perform obligations under this Agreement;

8.1.8                  any consent, permission, approval or authorization of relative governmental authorities which is necessary for legal existence or effectiveness or enforceability of this Agreement, is revoked, suspended, invalid or substantially revised;

8.1.9                  in case material changes occur to property owned by Pledgors, thus causing Pledgors’ capability of performing the obligations under this Agreement to be substantially influenced;

8.1.10           the successor or custodian can only partly perform or refuses to perform the payment liability under the Service Agreement;

8.1.11           Pledgors’ violations of other provisions of this Agreement by act or omission, which constitute a default;

8.1.12           other occasions under which the Pledgee cannot enforce Pledge pursuant to relative laws.

8.2                    Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Article 8.1, Pledgors shall immediately notify the Pledgee in writing accordingly.

8.3                    Unless an Event of Default set forth in this Article 8.1 has been successfully resolved to the Pledgee’s satisfaction, the Pledgee may issue a Notice of Default to Pledgors in writing at any time thereafter, demanding the Pledgors to immediately pay the unpaid price under the Service Agreement and other payment due, or dispose of the Pledge in accordance with the provisions of this Agreement.

8.4                    The terms with respect to default stipulated in this Agreement, shall not prejudice any other right of relief which Parties may enjoy in accordance with current effective laws and regulations of China.

9.          Exercise of Pledge

9.1                    Prior to the full payment of all liabilities under the Service Agreement, without the Pledgee’s written consent, Pledgors shall not assign or dispose of in any other means the Pledged Object.

9.2                    The Pledgee shall issue a Notice of Default to Pledgors when exercising the Pledge.

9.3                    Subject to the provisions of Article 8.3, the Pledgee may exercise the right to enforce the Pledge at the time when, or at any time after, the issuance of the Notice of Default in accordance with Article 8.3.

9.4                    The Pledgee is entitled to dispose of the entire or part of the Pledged Object in accordance with applicable legal procedures (including but not limited to consulting with Pledgors for conversion into money, or arranging for the auction or sale, of the Pledged Object) and obtain prior compensation, until the liabilities secured are fully performed.

9.5                    Once the Pledgee disposes of the Pledge in accordance with this Agreement, Pledgors shall not set up any obstacle, and shall provide necessary assistance to enable the Pledgee to enforce the Pledge.

10.   Assignment

10.1            Without the Pledgee’s prior written consent, Pledgors shall not have the right to donate or assign their rights and obligations under this Agreement.

10.2            This Agreement shall be binding on Pledgors and their successors, and shall be valid with respect to the Pledgee and each of its successors and assignees.

10.3            At any time, the Pledgee may assign any and all of its rights and obligations under the Service Agreement to its designee(s) (natural/legal person), in which case the assigns shall have the rights and obligations of the Pledgee under this Agreement, as if it were the original party to this Agreement.

10.4            In the event of a change in Pledgee due to an assignment, new parties to the Pledge shall execute a new pledge agreement.

11.   Termination

Upon the full payment of all liabilities and upon termination of all obligations of [Affiliated Consolidated Entity] of which equity interests are held by Pledgors under the Service Agreement, this Pledge Agreement shall be terminated, and the Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

12.   Handling Fees and Other Expenses

12.1         All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Pledgors and the Pledgee, on a 50% to 50% basis.

12.2         In case Pledgors fail to pay any taxes or fees it should pay, or due to any other reason, which causes the Pledgee to recourse in any other ways or means, Pledgors shall undertake all costs (including but not limited to all taxes, handling charges, management fees, court expenses, attorney fees and insurance expenses).

13.   Force Majeure

13.1         In case the performance of this Agreement is delayed or hampered by any “Force Majeure Event”, to the extent the performance is delayed or hampered, the party impacted by Force Majeure shall be exempted from any liabilities under this Agreement. “Force Majeure Event” refers to any event which is out of reasonable control of a party, and can not be avoided under reasonable care of the impacted party, including but not limited to government actions, act of God, fire, explosion, geographical change, storm, flood, earthquake, tidal, lightning or war. However, lack of credit standing, fund or financing shall not be viewed as an event out of the control of a party. The party which is impacted by a “Force Majuere Event” and seeking for exemption from liabilities under this Agreement or any provision of this Agreement shall as soon as possible notify the other party with such event to exemption and inform the steps it shall take to fulfill the performance.

13.2         The party impacted by Force Majuere shall be exempted from any liability for a corresponding event under this Agreement, however, such impacted party shall not be exempted from such obligation of performance, unless it has been doing its best efforts reasonably practical to perform, and the exemption shall be limited to the extent of the part of performance delayed or hampered. Once the reasons for such exemptions have been corrected or cured, all parties shall make their best efforts to proceed with performance under this Agreement.

14.   Disputes Resolution

14.1       This Agreement shall be governed by and interpreted according to the laws of the People’s Republic of China.

14.2       In the event of any dispute with respect to the construction and performance of any provision of this Agreement, the Parties shall resolve the dispute through friendly consultations. If a resolution can not be reached thereafter, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its current Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

15.   Notices

All notices dispatched from parties to exercise the rights and obligations under this Agreement shall be of written form. Notices given by personal delivery, shall be deemed effectively delivered on the date of actual arrival at the address specified for notices; notices given by telex or fax, shall be deemed effectively delivered on the date of sending, if the delivery date is not a business day or the time of delivery is out of business time, the delivery date shall be the next business day of such actual delivery date. The delivery address refers to to the Parties’ addresses set forth in the first page of this Agreement, or any address notified hereafter by written form. Written includes fax and telex.

16.   Amendment, Rescission and Interpretation

16.1      This Agreement can be amended, supplemented or rescinded after obtaining written consents of all parties, and obtaining necessary authorizations and approvals by all parties respectively; this Agreement and any amendment and supplement to it shall all constitute an indivisible part of this Agreement.

16.2      Each provision of this Agreement shall be independent with respect to validity; invalidity to any provision may not impact the validity of other provisions.

17.           Effectiveness and Miscellaneous

17.1      This Agreement shall come into effect upon execution by the Parties.

17.2      The Pledge shall be set up upon the completion of registration with the Administration of Industry and Commerce.

17.3  This Agreement is written in Chinese in five (5) copies, each of which shall have equal legal effect. Each party shall hold one (1) copy respectively, and the remaining one shall be submitted to the relative administrative authority for registration.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

[The page hereunder is intentionally left blank for signatures.]

Pledgor A:	(Signature)

Pledgor B:
By:	(Signature)
Name:
Title:

Pledgor C:	(Signature)
Name:
Title:

Pledgee:	Beijing Bona New World Media Technology Co., Ltd. (Seal)
By:
Name:
Title: